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                                                                   Exhibit 23.1


                        Consent of Independent Auditors


          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-43842) and related Prospectus of Bottomline Technologies (de), Inc. and to the incorporation by reference therein of our report dated August 2, 2000, (except
Note 12, as to which the date is August 28, 2000), with respect to the consolidated financial statements and schedule of Bottomline Technologies (de), Inc. included in its Annual Report on Form 10-K for the year ended June 30, 2000, and our report dated October 3, 2000 with respect to the financial statements of Flashpoint, Inc. included in Bottomline Technologies (de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
    November 10, 2000

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